UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

Roundy’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35422	27-2337996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(Address of principal executive offices, including zip code)

(414) 231-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 19, 2015, Roundy’s, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten secondary offering by selling stockholders. In connection with the offering, on the same date, the Company entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, as underwriter, and the selling stockholders. The offering closed on May 22, 2015.

The public offering was made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration No. 333-192803), as supplemented by a preliminary prospectus supplement dated May 18, 2015 and a final prospectus supplement dated May 19, 2015.

A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities, and there shall not be any offer, solicitation or sale of securities mentioned in this Current Report on Form 8-K in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1)

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Company’s registration statement on Form S-3 (Registration No. 333-192803)

99.2	Roundy’s, Inc. press release dated May 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUNDY’S, INC.

Date: May 22, 2015	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Group Vice President — Legal, Risk and Treasury and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1)

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Company’s registration statement on Form S-3 (Registration No. 333-192803)

99.2	Roundy’s, Inc. press release dated May 19, 2015